UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 8, 2007

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 8 2007, the Board of Directors of United Online, Inc. (the “Company”) appointed Neil P. Edwards, the Company’s Senior Vice President, Finance, Treasurer and Chief Accounting Officer, as the Company’s Interim Chief Financial Officer, effective June 1, 2007.

Mr. Edwards, age 52, has been the Company’s Senior Vice President, Finance, Treasurer and Chief Accounting Officer since June 2002, and prior to that, he was the Company’s Vice President, Finance, Treasurer and Chief Accounting Officer since September 2001.  Prior to that, he served as Vice President, Finance and Treasurer of NetZero, Inc. since December 1999.

Effective June 1, 2007, Mr. Edwards’ annual base salary will be increased from $269,197 to $300,000.  Previously, Mr. Edwards was eligible to receive an annual bonus of up to fifty percent (50%) of his annual base salary.  In connection with his promotion, Mr. Edwards will be eligible to receive a fiscal year 2007 annual bonus in an amount to be determined at the discretion of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company.

On May 9, 2007, the Compensation Committee awarded Mr. Edwards restricted stock units covering 40,000 shares of the Company’s common stock under the Company’s 2001 Stock Incentive Plan.  Each restricted stock unit represents the right to receive one share of common stock upon vesting.  The restricted stock unit award will vest as to 20,000 shares on May 15, 2008, and as to the remaining 20,000 shares on May 15, 2009, subject to Mr. Edwards’ continued service with the Company.  The restricted stock units contain dividend equivalent rights, pursuant to which Mr. Edwards will receive, in the event dividends or other distributions are declared and paid on the Company’s outstanding shares of common stock, a payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time such dividend or distribution was made to the Company’s stockholders.  Such payment will be made in the same form as and at the same time the actual dividend or distribution is made to the stockholders.

Mr. Edwards is an eligible participant under the Company’s general severance benefit plan, pursuant to which severance benefits will be provided to eligible employees in the event of the termination of their employment under certain circumstances.  The severance benefit amount payable to senior vice presidents is six months of base pay.

The foregoing descriptions of the material terms of Mr. Edwards’ restricted stock unit award and the Company’s severance benefit plan are qualified in their entirety by reference to the provisions of the form of Restricted Stock Unit Issuance Agreement for 2001 Stock Incentive Plan, the 2001 Stock Incentive Plan, and the Amended and Restated United Online, Inc. Severance Benefit Plan and Summary Plan Description, copies of which are filed as exhibits with the Company’s Form 10-Q filed on August 8, 2005, Form 10-K filed on March 1, 2007, and Form 10-Q filed on May 3, 2007, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2007	UNITED ONLINE, INC.

/s/ Mark R. Goldston
Mark R. Goldston
Chairman and Chief Executive Officer